Exhibit 32.1

                                                                                                                                   CERTIFICATION PURSUANT TO

                                                                                                     18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Family Room Entertainment Corporation (the "Company") on Form 10QSB for the period ending September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, George Furla, Chief Executive Officer of the Company and Stanley Tepper, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief:

     (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                                          /s/  George Furla
                                                         -----------------------------
                                                         George Furla
                                                         Chief Executive Officer
                                                         November 19, 2008